UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	February 10, 2009

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)    COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 10, 2009, the Compensation & Leadership Development Committee (the “Committee”) of the Board of Directors of The Procter & Gamble Company (“P&G”) granted A.G. Lafley, Chairman of the Board and Chief Executive Officer, a special equity award of $3,500,000 in recognition of Mr. Lafley’s foresight for initiating the acquisition of The Gillette Company (“Gillette”) and his leadership throughout the acquisition and integration processes.  The acquisition and integration of Gillette was the largest and most successful in the Company’s history.  Through this grant, the Committee rewards Mr. Lafley’s strategic vision to combine two world-class consumer products companies into the largest consumer products company in the world, his understanding of the transaction’s benefits for shareholders and his successful leadership through the complexities of integrating Gillette into P&G.

The grant will be made in the form of restricted stock units granted under the Company’s 2001 Stock and Incentive Compensation Plan using the closing price for the Company’s Common Stock on the New York Stock Exchange on February 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE PROCTER & GAMBLE COMPANY

                                     BY:  /s/ E. J. WUNSCH
 E. J. Wunsch
 Assistant Secretary
 February 17, 2009

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